                                               Registration No. 333-
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     As filed with the Securities and Exchange Commission on July 2, 1998

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               --------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                       AXIOHM TRANSACTION SOLUTIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          CALIFORNIA                                         94-2917470
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

                             15070 AVENUE OF SCIENCE
                           SAN DIEGO, CALIFORNIA 92128
                                  (619) 451-3485
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                   OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               --------------

                               1992 STOCK PLAN
                 AXIOHM TRANSACTION SOLUTIONS, INC. OPTIONS
                         (FULL TITLES OF THE PLANS)

                               --------------

                               WALTER S. SOBON
                           CHIEF FINANCIAL OFFICER
                           15070 AVENUE OF SCIENCE
                         SAN DIEGO, CALIFORNIA 92128
                               (619) 451-3485
       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                      AREA CODE, OF AGENT FOR SERVICE)

                               --------------

                                 COPIES TO:
                         HENRY P. MASSEY, JR., ESQ.
                        BRADLEY A. BUGDANOWITZ, ESQ.
                      WILSON SONSINI GOODRICH & ROSATI
                          PROFESSIONAL CORPORATION
                             650 PAGE MILL ROAD
                             PALO ALTO, CA 94304
                               (650) 493-9300

                                --------------

                        CALCULATION OF REGISTRATION FEE

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                                                 PROPOSED            PROPOSED
                                                 MAXIMUM             MAXIMUM
    TITLE OF EACH CLASS       AMOUNT             OFFERING            AGGREGATE          AMOUNT OF
     OF SECURITIES TO          TO BE              PRICE              OFFERING          REGISTRATION
       BE REGISTERED        REGISTERED          PER SHARE             PRICE                FEE
-----------------------------------------------------------------------------------------------------
Common Stock, no par value
to be issued under 1992
Stock Plan  . . . . . . .    500,000             $10.25(1)           $5,125,000           $1,512
-----------------------------------------------------------------------------------------------------
Common Stock, no par value
to be issued under Axiohm
Transaction Solutions,
Inc. Options (3)  . . . .    231,118              $7.15(2)           $1,652,493.70          $488
-----------------------------------------------------------------------------------------------------
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Total                        731,118               -                 $6,777,493.70        $2,000
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

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. The average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on June 30, 1998 was $10.25.

(2)  Exercise price of options outstanding.

(3) Represents shares issuable to Mr. Unsworth pursuant to written compensation arrangements.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INFORMATION INCORPORATED BY REFERENCE.

     The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

     ITEM 3(a)

          The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1997, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") (including those portions of the Company's definitive proxy statement for the Annual Meeting of Shareholders held on April 28, 1998 incorporated by reference therein).

     ITEM 3(b)

          The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 4, 1998, filed on May 19, 1998.

     ITEM 3(c)

          The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A effective June 25, 1985, as amended, filed under Section 12 of the Exchange Act.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 317 of the California General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. This limitation on liability has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) relating to any transaction from which a director derived an improper personal benefit,

(iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under Section 310 of the California General Corporation Law (concerning contracts or transactions between the corporation and a director) or (vii) under Section 316 of the California General Corporation Law (directors' liability for improper dividends, loans and guarantees). The provision does not extend to acts or omissions of a director in his or her capacity as an officer. Further, the provision has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to the Company's shareholders for any violation of a director's fiduciary duty to the Company or its shareholders. Although the validity and scope of the legislation underlying the provision have not yet been interpreted to any significant extent by the California courts, the provision may relieve directors of monetary liability to the Company for grossly negligent conduct, including conduct in situations involving attempted takeovers of the Company.

     In accordance with Section 317, the Restated Articles of Incorporation, as amended (the "Articles"), of the Company limit the liability of a director to the Company or its shareholders for monetary damages to the fullest extent permissible under California law, and authorize the Company to provide indemnification to its agents (including officers and directors), subject to the limitations set forth above. The Company's By-Laws further provide for indemnification of corporate agents to the maximum extent permitted by the California General Corporation Law.

     Pursuant to the authority provided in the Articles, the Company has entered into indemnification agreements with each of its officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the Company, and providing for certain other protection.

     The Company also maintains insurance policies which insure its officers and directors against certain liabilities.

     The foregoing summaries are necessarily subject to the complete text of the statute, the Articles, the By-Laws and the agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.   EXHIBITS.

Exhibit
Number                                Document
---------  ------------------------------------------------------------------
 4.1       Certificate of Restated Articles of Incorporation of Registrant --
           incorporated by reference to Exhibit 3.3A of the Registrant's
           Registration Statement on Form S-4, Registration No. 333-41245,
           declared effective February 17, 1998.

 5.1       Opinion of Wilson Sonsini Goodrich & Rosati.

23.1       Consent of Price Waterhouse.

23.2       Consent of KPMG Peat Marwick LLP.

23.3       Consent of Wilson Sonsini Goodrich & Rosati (contained in Exhibit 5.1).

24.1       Power of Attorney -- see Page 4.

ITEM 9.   UNDERTAKINGS

     A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Axiohm Transaction Solutions, Inc., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable cause to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on the 29th day of May 1998.


                                      Axiohm Transaction Solutions, Inc.

                                      By:  /s/ Walter S. Sobon
                                         --------------------------------
                                           Walter S. Sobon
                                           Chief Financial Officer

                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Janet W. Shanks and Walter S. Sobon, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

       SIGNATURE                       TITLE                      DATE
----------------------     --------------------------------   ------------
/s/ Nicolas Dourassoff     Chief Executive Officer            May 29, 1998
----------------------     Director
 Nicolas Dourassoff         (Principal Executive Officer)

/s/ Walter S. Sobon        Chief Financial Officer            May 29, 1998
----------------------     (Principal Financial Officer)
 Walter S. Sobon

/s/ Janet W. Shanks        Chief Accounting Officer           May 29, 1998
----------------------     (Principal Accounting Officer)
 Janet W. Shanks

/s/ Patrick Dupuy          Co-Chairman of the Board of        June 15, 1998
----------------------     Directors
 Patrick Dupuy


/s/ Gilles Gibier          Co-Chairman of the Board of        June 15, 1998
----------------------     Directors
 Gilles Gibier

/s/ William H. Gibbs       Director                           May 29, 1998
----------------------
 William H. Gibbs

/s/ Don M. Lyle            Director                           May 30, 1998
----------------------
 Donald M. Lyle

                               INDEX TO EXHIBITS


    Number                  Document
    ------     ---------------------------------------------

     4.1 Certificate of Restated Articles of Incorporation of Registrant -- incorporated by reference to Exhibit 3.3A of the Registrant's Registration Statement on Form S-4, Registration No. 333-41245, declared effective February 17, 1998.

     5.1       Opinion of Wilson Sonsini Goodrich & Rosati.

     23.1      Consent of Price Waterhouse.

     23.2      Consent of KPMG Peat Marwick LLP.

     23.3      Consent of Wilson Sonsini Goodrich & Rosati (contained in
               Exhibit 5.1).

     24.1      Power of Attorney -- see Page 4.